Exhibit 99.1
8x8, Inc. Reports Second Quarter Fiscal 2024 Financial Results
•Service Revenue of $178 million and Total Revenue of $185 million
•Cash flow from operations increased 26% year-over-year to $17.5 million
•Continued momentum in AI-powered solutions, including more than 50% quarter-over-quarter growth in self-service conversations through 8x8 Intelligent Customer Assistant

CAMPBELL, CA, November 1, 2023 – 8x8, Inc. (NASDAQ: EGHT), a leading integrated cloud contact center and unified communications platform provider, today reported financial results for the second quarter of fiscal 2024 ended September 30, 2023.
Second Quarter Fiscal 2024 Financial Results:
•Total revenue of $185.0 million, compared to $187.4 million in the second quarter of fiscal 2023.
•Service revenue of $177.8 million, compared to $178.6 million in the second quarter of fiscal 2023.
•GAAP operating loss was $2.6 million, an improvement of 89.7% compared to GAAP operating loss of $25.0 million in the second quarter of fiscal 2023.
•Non-GAAP operating profit was $23.8 million, an increase of 162% compared to non-GAAP operating profit of $9.1 million in the second quarter of fiscal 2023.
•GAAP net loss was $7.5 million compared to GAAP net loss of $11.6 million in the second quarter of fiscal 2023.
•Non-GAAP net income was $17.1 million, an increase of 181.8% compared to non-GAAP net income of $6.1 million in the second quarter of fiscal 2023.
•Adjusted EBITDA was $30.5 million, or 16% of revenue, an increase of 75% compared to Adjusted EBITDA of $17.4 million, or 9% of revenue, in the second quarter of fiscal 2023.

“I am pleased to report that we met or exceeded our guidance ranges for service revenue, total revenue, and operating margin in the second quarter,” said Samuel Wilson, Chief Executive Officer of 8x8, Inc. “We continue to execute on our innovation-led strategy to build a durable growth engine for the future while becoming more efficient in our operations. I believe this is how we will deliver value to all our stakeholders.”

“8x8 is in the early stages of transforming our XCaaS communications and contact center platform into a complete AI-powered customer engagement platform and ecosystem. We are seeing early success with increasing customer adoption of multiple products in our portfolio and higher customer satisfaction. We believe the growth in the number of interactions with our Intelligent Customer Assistant validates our strategy of approaching the contact center market with a modern, flexible, AI-powered solution designed for rapid innovation and usability,” added Wilson.
Second Quarter Fiscal 2024 Financial Metrics and Recent Business Highlights:
Financial Metrics
•Annual Recurring Subscriptions and Usage Revenue (ARR):
▪Total ARR was $707 million, an increase of 2% from the end of the same period last year.
▪Enterprise ARR was $407 million and represented 58% of total ARR.
•GAAP gross margin was 69%, compared to 67% in the same period last year. Non-GAAP gross margin was 72%, compared to 70% in the same period last year.
•GAAP service revenue gross margin was 72%, compared to 71% in the same period last year. Non-GAAP service revenue gross margin was 75%, compared to 74% in the same period last year.
•Cash provided by operating activities was $17.5 million for the second quarter of fiscal 2024, compared to $13.8 million in the same period last year.

•Cash, cash equivalents, restricted cash and investments were $149.8 million on September 30, 2023, compared to $139.0 million on March 31, 2023.
A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures and other information relating to non-GAAP measures is included in the supplemental reconciliation at the end of this release.
Recent Business Highlights:
Product Innovation
•Expanded AI self-service capabilities with voice interactions for 8x8 Intelligent Customer Assistant. The addition of voice expands 8x8 Intelligent Customer Assistant’s powerful, user-friendly conversational AI self-service capabilities that enable 8x8 Contact Center customers to create simple to complex experiences across digital and voice channels.
•Enhanced 8x8 Contact Center with native secure video interaction functionality. Video escalation allows contact center agents to elevate customer interactions to video directly within 8x8 Agent Workspace, improving first contact resolution and customer engagement.
•Announced the 8x8 Omni Shield CPaaS solution to enable enterprises to proactively safeguard customers against fraudulent SMS activity. The solution proactively detects and prevents fraudulent activities through automated fraud alerts, real-time notifications, live traffic monitoring, and instant phone number assessments.
•Delivered the next generation of the 8x8 Phone App for Microsoft Teams and surpassed 400,000 users of 8x8 Voice for Teams. Built on 8x8's direct routing service, the new app connects the Public Switched Telephone Network (PSTN) with Microsoft Teams to provide organizations with the most cost-effective method to enable native calling in Teams without additional software, desktop plugins, mobile apps, or requiring per user Teams Phone licenses.
Industry Recognition
•Ranked as a top 5 provider in the Metrigy 2023 Contact Center-as-a-Service MetriRank Report, based on market share, financials, market share momentum, product mix, customer sentiment, and customer business success.
•Named a Strong Performer in the The Forrester Wave™: Unified Communications As A Service (UCaaS), 2023 report.
•Named Best Enterprise Service at the 2023 Comms Council UK Awards.
•Won a Gold Stevie® Award for Technology Team of the Year and a Bronze Stevie Award for Customer Service Team of the Year in The 20th Annual International Business Awards®.
•Earned awards for 8x8 CCaaS and UCaaS across 24 different categories in the G2 Fall 2023 Awards.
•Received the 2023 TrustRadius Tech Cares Awards in the UK for demonstrating exceptional corporate social responsibility.

Corporate ESG and Leadership Updates
•Achieved certification under the ISO 14001 Environmental Management framework for deployment, operations, and support within 8x8 UK.
•In support of the hybrid workforce model, on October 30, 2023, the 8x8 Board of Directors approved the cessation of use of approximately 42% of the Company’s headquarters building in Campbell, CA. The Company will continue to hold the space available for sublease and currently estimates it will incur total non-cash lease impairment charges of between $9.0 million and $10.0 million in the quarter ending December 31, 2023.
•Enhanced 8x8's Global Governance, Risk, and Compliance (GRC) program for cybersecurity and data privacy assurance by adding a top tier Security Incident Event Management system for additional monitoring of infrastructure security events. 8x8 has been certified under more than 15 frameworks for cybersecurity, data privacy, and operations management and continues to expand compliance and security initiatives worldwide. A complete list of certifications is available on the company's website at https://www.8x8.com/why-8x8/security.
•Promoted Jamie Snaddon to VP, Managing Director EMEA, with responsibility for 8x8’s growing operations in Europe, the Middle East, and Africa.
•Appointed Bruno Bertini as Chief Marketing Officer. Bertini is a recognized growth marketing executive with more than 15 years in the contact center and customer experience industry.

Third Quarter and Updated Fiscal 2024 Financial Outlook:
Management provides expected ranges for total revenue, service revenue and non-GAAP operating margin based on its evaluation of the current business environment. The Company emphasizes that these expectations are subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below.
Third Quarter Fiscal 2024 Ending December 31, 2023
•Service revenue in the range of $173 million to $178 million.
•Total revenue in the range of $180 million to $186 million.
•Non-GAAP operating margin in the range of 11% to 12%.
Fiscal Year 2024 Ending March 31, 2024
•Service revenue in the range of $701 million to $711 million.
•Total revenue in the range of $732.5 million to $742.5 million.
•Non-GAAP operating margin in the range of 12% to 13%.

The Company does not reconcile its forward-looking estimates of non-GAAP operating margins to the corresponding GAAP measures of GAAP operating margin due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses it excludes. For example, future hiring and employee turnover may not be reasonably predictable, stock-based compensation expense depends on variables that are largely not within the control of nor predictable by management, such as the market price of 8x8 common stock, and may also be significantly impacted by events like acquisitions, the timing and nature of which are difficult to predict with accuracy. The actual amounts of these excluded items could have a significant impact on the Company's GAAP operating margins. Accordingly, management believes that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure are not available without unreasonable effort. All projections are on a non-GAAP basis. Additionally, our increased emphasis on profitability and cash flow generation may not be successful. The reduction in our total costs as a percentage of revenue may negatively impact our revenue and our business in ways we don't anticipate and may not achieve the desired outcome. See the Explanation of GAAP to Non-GAAP Reconciliation below for the definition of non-GAAP operating margin.
Conference Call Information:
Management will host a conference call to discuss earnings results on November 1, 2023, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call will last approximately 60 minutes. Participants may:
•Register to participate in the live call at
https://register.vevent.com/register/BIcb5fb502a8844741bf5a5c87d1dcec1c.
•Access the live webcast and replay from the Company’s investor relations events and presentations page at https://8x8.gcs-web.com/news-events/events-presentations.
Participants should plan to dial in or log on 10 minutes prior to the start time. The webcast will be archived on 8x8's website for a period of at least 30 days. For additional information, visit http://investors.8x8.com.
About 8x8, Inc.
8x8, Inc. (NASDAQ: EGHT) is transforming the future of business communications as a leading software as a service provider of 8x8 XCaaS™ (Experience Communications as a Service™), an integrated contact center, voice communications, video, chat, and SMS solution built on one global cloud communications platform. 8x8 uniquely eliminates the silos between unified communications as a service (UCaaS) and contact center as a service (CCaaS) to power the communications requirements of all employees globally as they work together to deliver differentiated customer experiences. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, Twitter and Facebook.

Forward Looking Statements:
This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. These forward-looking statements, include but are not limited to: changing industry trends; the size of our market opportunity; the potential success and impact of our investments in AI; our strategic framework; our ability to increase profitability and cash flow to deleverage our balance sheet and fund investment in innovation; whether our UC and CC traffic will increase; our future revenue and growth; whether we can sustain an increasing pace of innovation; the success of our go to market engine; our ability to improve G&A synergies; our ability to enhance shareholder value; and our financial outlook, revenue growth, and profitability, including whether we will achieve sustainable growth and profitability.
You should not place undue reliance on such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements depending on a variety of factors, including, but not limited to: a reduction in our total costs as a percentage of revenue may negatively impact our revenues and our business; customer adoption and demand for our products may be lower than we anticipate; the impact of economic downturns on us and our customers; ongoing volatility and conflict in the political environment, including Russia's invasion of Ukraine; inflationary pressures and rising interest rates; competitive dynamics of the cloud communication and collaboration markets, including voice, contact center, video, messaging, and communication application programming interfaces, in which we compete may change in ways we are not anticipating; impact of supply chain disruptions; third parties may assert ownership rights in our IP, which may limit or prevent our continued use of the core technologies behind our solutions; our customer churn rate may be higher than we anticipate; our investments in marketing, channel and value-added resellers, new products, and our acquisition of Fuze, Inc. may not result in revenue growth; and we may not achieve our target service revenue growth, or the revenue, operating margin or other amounts we forecast in our guidance, for a particular quarter or for the full fiscal year. Our increased emphasis on profitability and cash flow generation may not be successful. The reduction in our total costs as a percentage of revenue may negatively impact our revenue and our business in ways we don't anticipate and may not achieve the desired outcome.
For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
Explanation of GAAP to Non-GAAP Reconciliation
The Company has provided, in this release, financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these Non-GAAP financial measures internally to understand, manage, and evaluate the business, and to make operating decisions. Management believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management also believes that some of 8x8’s investors use these Non-GAAP financial measures as an additional tool in evaluating 8x8's ongoing "core operating performance" in the ordinary, ongoing, and customary course of the Company's operations. Core operating performance excludes items that are non-cash, not expected to recur, or not reflective of ongoing financial results. Management also believes that looking at the Company’s core operating performance provides consistency in period-to-period comparisons and trends.
These Non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which limits the usefulness of these measures for comparative purposes. Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measures in the table titled "Reconciliation of GAAP to Non-GAAP Financial Measures". Detailed explanations of the adjustments from comparable GAAP to Non-GAAP financial measures are as follows:

Non-GAAP Costs of Revenue, Costs of Service Revenue and Costs of Other Revenue
Non-GAAP Costs of Revenue includes: (i) Non-GAAP Cost of Service Revenue, which is Cost of Service Revenue excluding amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, certain legal and regulatory costs, and certain severance, transition and contract termination costs; and (ii) Non-GAAP Cost of Other Revenue, which is Cost of Other Revenue excluding stock-based compensation expense and related employer payroll taxes, certain legal and regulatory costs, and certain severance, transition and contract termination costs.
Non-GAAP Service Revenue Gross Margin, Other Revenue Gross Margin, and Total Revenue Gross Margin
Non-GAAP Service Revenue Gross Profit and Margin as a percentage of Service Revenue and Non-GAAP Other Revenue Gross Profit and Margin as a percentage of Other Revenue are computed as Service Revenue less Non-GAAP Cost of Service Revenue divided by Service Revenue and Other Revenue less Non-GAAP Cost of Other Revenue divided by Other Revenue, respectively. Non-GAAP Total Revenue Gross Profit and Margin as a percentage of Total Revenue is computed as Total Revenue less Non-GAAP Cost of Service Revenue and Non-GAAP Cost of Other Revenue divided by Total Revenue. Management believes the Company’s investors benefit from understanding these adjustments and from an alternative view of the Company’s Cost of Service Revenue and Cost of Other Revenue, as well as the Company's Service, Other and Total Revenue Gross Margin performance compared to prior periods and trends.
Non-GAAP Operating Expenses
Non-GAAP Operating Expenses includes Non-GAAP Research and Development expenses, Non-GAAP Sales and Marketing expenses, and Non-GAAP General and Administrative expenses, each of which excludes amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, and certain severance, transition and contract termination costs. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operational expenses.
Non-GAAP Operating Profit and Non-GAAP Operating Margin
Non-GAAP Operating Profit excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, and certain severance, transition and contract termination costs from Operating Profit (Loss). Non-GAAP Operating Margin is Non-GAAP Operating Profit divided by Revenue. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operating performance.
Non-GAAP Other Income (expense), net
Non-GAAP Other Income (expense), net excludes: amortization of debt discount and issuance cost, gain or loss on debt extinguishment, gain or loss on remeasurement of warrants, and sub-lease income from Other Income (expense), net. Management believes the Company’s investors benefit from this supplemental information to facilitate comparison of the Company’s other income (expense), performance to prior results and trends.
Non-GAAP Net Income and Adjusted EBITDA
Non-GAAP Net Income excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, certain severance, transition and contract termination costs, amortization of debt discount and issuance cost, gain or loss on debt extinguishment, gain or loss on remeasurement of warrants, and sub-lease income. Adjusted EBITDA excludes interest expense, provision for income taxes, depreciation, amortization of capitalized internal use software, and other income (expense), net from non-GAAP net income. Management believes the Company’s investors benefit from understanding these adjustments and an alternative view of our net income performance as compared to prior periods and trends.
Non-GAAP Net Income Per Share – Basic and Non-GAAP Net Income Per Share - Diluted
Non-GAAP Net Income Per Share – Basic is Non-GAAP Net Income divided by the weighted-average basic shares outstanding. Non-GAAP Net Income Per Share – Diluted is Non-GAAP Net Income divided by the weighted-average diluted shares outstanding. Diluted shares outstanding include the effect of potentially dilutive securities from stock-based benefit plans and convertible senior notes. These potentially dilutive securities are excluded from the computation of net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. They are added for the computation of diluted net income per share on a non-GAAP basis in periods when 8x8 has net profit on a non-GAAP basis as their inclusion provides a better indication of 8x8’s underlying business performance. Management believes the Company’s investors benefit by understanding our Non-GAAP net income performance as reflected in a per share calculation as ways of measuring performance by ownership in the Company. Management believes these adjustments offer investors a useful view of the Company’s diluted net income per share as compared to prior periods and trends.

Management evaluates and makes decisions about its business operations based on Non-GAAP financial information by excluding items management does not consider to be “core costs” or “core proceeds.” Management believes some of its investors also evaluate our "core operating performance" as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Management excludes the amortization of acquired intangible assets, which primarily represents a non-cash expense of technology and/or customer relationships already developed, to provide a supplemental way for investors to compare the Company’s operations pre-acquisition to those post-acquisition and to those of our competitors that have pursued internal growth strategies. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future conditions and events, such as the market price of 8x8 common stock, that are difficult to predict and/or largely not within the control of management. The related employer payroll taxes for stock-based compensation are excluded since they are incurred only due to the associated stock-based compensation expense. Acquisition and integration expenses consist of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal and other professional services, due diligence, integration, and other closing costs, which are costs that vary significantly in amount and timing. Legal and regulatory costs include litigation and other professional services, as well as certain tax and regulatory liabilities. Severance, transition and contract termination costs include employee termination benefits, executive severance agreements, cancellation of certain contracts, and lease impairments. Debt amortization expenses relate to the non-cash accretion of the debt discount.

8x8, Inc.

Media:
PR@8x8.com

Investor Relations:
Investor.relations@8x8.com

8x8, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2023	2022	2023	2022
Service revenue	$177,782	$178,556	$353,020	$357,717
Other revenue	7,217	8,833	15,266	17,292
Total revenue	184,999	187,389	368,286	375,009
Operating expenses:
Cost of service revenue	49,144	51,038	95,420	104,585
Cost of other revenue	7,958	11,000	16,356	24,126
Research and development	34,207	36,019	69,499	70,974
Sales and marketing	68,687	80,487	137,191	164,014
General and administrative	27,586	33,835	53,812	63,054
Total operating expenses	187,582	212,379	372,278	426,753
Loss from operations	(2,583)	(24,990)	(3,992)	(51,744)
Other (expense) income, net	(5,258)	13,950	(17,732)	15,066
Loss before (benefit from) provision for income taxes	(7,841)	(11,040)	(21,724)	(36,678)
Provision (benefit) for income taxes	(389)	599	1,055	1,004
Net loss	$(7,452)	$(11,639)	$(22,779)	$(37,682)

Net loss per share:
Basic and diluted	$(0.06)	$(0.10)	$(0.19)	$(0.32)
Weighted average number of shares:
Basic and diluted	120,757	116,013	118,778	117,857
SUPPLEMENTAL DETAILS - OTHER (EXPENSE) INCOME, NET
(Unaudited, in thousands)

	Three Months Ended September 30,		Six Months Ended September 30,
	2023	2022	2023	2022
Interest expense	$(8,929)	$(4,883)	$(17,899)	$(5,508)
Amortization of debt discount and issuance costs	(1,132)	(1,169)	(2,240)	(2,000)
Gain on warrants remeasurement	2,781	1,293	2,531	1,293
Gain (loss) on debt extinguishment	—	16,106	(1,766)	16,106
Gain on foreign exchange	1,565	2,124	761	4,600
Other income	457	479	881	575
Other (expense) income, net	$(5,258)	$13,950	$(17,732)	$15,066

8x8, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30, 2023	March 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$144,030	$111,400
Restricted cash, current	521	511
Short-term investments	4,744	26,228
Accounts receivable, net of allowance for expected credit losses of $3,036 and $3,644 as of September 30, 2023 and March 31, 2023, respectively	61,063	62,307
Deferred sales commission costs, current	37,610	38,048
Other current assets	33,967	34,630
Total current assets	281,935	273,124
Property and equipment, net	53,508	57,871
Operating lease, right-of-use assets	50,396	52,444
Intangible assets, net	96,914	107,112
Goodwill	265,732	266,863
Restricted cash, non-current	462	818
Deferred sales commission costs, non-current	60,440	67,644
Other assets, non-current	14,336	15,934
Total assets	$823,723	$841,810
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$49,391	$46,802
Accrued compensation	21,793	29,614
Accrued taxes	35,854	29,570
Operating lease liabilities, current	11,623	11,504
Deferred revenue, current	33,223	34,909
Convertible senior notes, current	63,153	62,932
Other accrued liabilities	14,053	14,556
Total current liabilities	229,090	229,887
Operating lease liabilities, non-current	61,926	65,623
Deferred revenue, non-current	10,231	10,615
Convertible senior notes	197,303	196,821
Term loan	210,303	231,993
Other liabilities, non-current	4,460	6,965
Total liabilities	713,313	741,904
Stockholders' equity:
Preferred stock: $0.001 par value, 5,000,000 shares authorized, none issued and outstanding as of September 30, 2023 and March 31, 2023	—	—
Common stock: $0.001 par value, 300,000,000 shares authorized, 121,858,602 shares and 114,659,255 shares issued and outstanding as of September 30, 2023 and March 31, 2023, respectively	122	115
Additional paid-in capital	941,493	905,635
Accumulated other comprehensive loss	(15,509)	(12,927)
Accumulated deficit	(815,696)	(792,917)
Total stockholders' equity	110,410	99,906
Total liabilities and stockholders' equity	$823,723	$841,810

8x8, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(22,779)	$(37,682)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	4,090	5,624
Amortization of intangible assets	10,198	10,723
Amortization of capitalized internal-use software costs	10,061	11,494
Amortization of debt discount and issuance costs	2,240	2,000
Amortization of deferred sales commission costs	20,099	18,839
Allowance for credit losses	993	1,781
Operating lease expense, net of accretion	5,109	5,925
Impairment of right-of-use assets	—	2,424
Stock-based compensation expense	32,717	52,435
Loss (gain) on debt extinguishment	1,766	(16,106)
Gain on remeasurement of warrants	(2,531)	(1,293)
Other	52	(192)
Changes in assets and liabilities:
Accounts receivable	299	(4,579)
Deferred sales commission costs	(12,068)	(13,834)
Other current and non-current assets	(1,306)	1,223
Accounts payable and accruals	(2,934)	(14,733)
Deferred revenue	(2,070)	(4,367)
Net cash provided by operating activities	43,936	19,682

Cash flows from investing activities:
Purchases of property and equipment	(1,558)	(1,845)
Capitalized internal-use software costs	(7,442)	(4,328)
Purchases of investments	(6,174)	(27,669)
Sales of investments	—	8,296
Maturities of investments	27,909	36,641
Acquisition of businesses, net of cash acquired	—	(1,250)
Net cash provided by investing activities	12,735	9,845

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock plans	2,365	1,713
Repayment of principal on term loan	(25,000)	—
Net proceeds from term loan	—	232,861
Repayment and exchange of convertible senior notes	—	(190,553)
Repurchase of common stock	—	(60,214)
Net cash used in financing activities	(22,635)	(16,193)
Effect of exchange rate changes on cash	(1,752)	(12,207)
Net increase in cash, cash equivalents and restricted cash	32,284	1,127
Cash, cash equivalents and restricted cash, beginning of year	112,729	100,714
Cash, cash equivalents and restricted cash, end of year	$145,013	$101,841
Supplemental disclosures of cash flow information:

	Six Months Ended September 30,
	2023	2022
Interest paid	17,799	4,654
Income taxes paid	3,118	1,167
Warrants issued in connection with term loan	—	5,915
Shares issued in connection with term loan and convertible senior notes	—	5,082

8x8, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,				Six Months Ended September 30,
	2023		2022		2023		2022
Costs of Revenue:
GAAP cost of service revenue	$49,144		$51,038		$95,420		$104,585
Amortization of acquired intangible assets	(2,118)		(2,140)		(4,235)		(4,509)
Stock-based compensation expense and related employer payroll taxes	(1,743)		(2,457)		(3,967)		(5,153)
Severance, transition and contract termination costs	(82)		(281)		(288)		(1,178)
Non-GAAP cost of service revenue	$45,201		$46,160		$86,930		$93,745
Non-GAAP service margin (as a percentage of service revenue)	$132,581	74.6%	$132,396	74.1%	$266,090	75.4%	$263,972	73.8%

GAAP cost of other revenue	$7,958		$11,000		$16,356		$24,126
Stock-based compensation expense and related employer payroll taxes	(468)		(937)		(1,119)		(2,084)
Severance, transition and contract termination costs	(28)		(244)		(50)		(777)
Non-GAAP cost of other revenue	$7,462		$9,819		$15,187		$21,265
Non-GAAP other margin (as a percentage of other revenue)	$(245)	(3.4%)	$(986)	(11.2%)	$79	0.5%	$(3,973)	(23.0%)

Non-GAAP gross margin (as a percentage of revenue)	$132,336	71.5%	$131,410	70.1%	$266,169	72.3%	$259,999	69.3%

Operating Expenses:
GAAP research and development	$34,207		$36,019		$69,499		$70,974
Stock-based compensation expense and related employer payroll taxes	(5,345)		(7,773)		(12,783)		(15,966)
Acquisition and integration costs	115		—		(98)
Severance, transition and contract termination costs	(902)		(107)		(1,213)		(144)
Non-GAAP research and development (as a percentage of revenue)	$28,075	15.2%	$28,139	15.0%	$55,405	15.0%	$54,864	14.6%

GAAP sales and marketing	$68,687		$80,487		$137,191		$164,014
Amortization of acquired intangible assets	(2,982)		(3,107)		(5,963)		(6,214)
Stock-based compensation expense and related employer payroll taxes	(4,176)		(6,883)		(9,430)		(15,163)
Severance, transition and contract termination costs	(234)		(330)		(403)		(721)
Non-GAAP sales and marketing (as a percentage of revenue)	$61,295	33.1%	$70,167	37.4%	$121,395	33.0%	$141,916	37.8%

GAAP general and administrative	$27,586		$33,835		$53,812		$63,054
Stock-based compensation expense and related employer payroll taxes	(3,695)		(6,763)		(7,803)		(14,686)
Acquisition and integration costs	(422)		(1,554)		(552)		(2,178)
Legal and regulatory costs	(3,879)		207		(5,347)		269
Severance, transition and contract termination costs	(388)		(1,694)		(934)		(2,449)
Non-GAAP general and administrative (as a percentage of revenue)	$19,202	10.4%	$24,031	12.8%	$39,176	10.6%	$44,010	11.7%
Non-GAAP Operating Expenses (as a percentage of revenue)	$108,572	58.7%	$122,337	65.3%	$215,976	58.6%	$240,790	64.2%

	Three Months Ended September 30,				Six Months Ended September 30,
	2023		2022		2023		2022
Operating Profit (Loss):
GAAP loss from operations	$(2,583)		$(24,990)		$(3,992)		$(51,744)
Amortization of acquired intangible assets	5,100		5,247		10,198		10,723
Stock-based compensation expense and related employer payroll taxes	15,427		24,813		35,102		53,052
Acquisition and integration costs	307		1,554		650		2,178
Legal and regulatory costs	3,879		(207)		5,347		(269)
Severance, transition and contract termination costs	1,634		2,656		2,888		5,269
Non-GAAP operating profit (as a percentage of revenue)	$23,764	12.8%	$9,073	4.8%	$50,193	13.6%	$19,209	5.1%

Other Income (Expenses):
GAAP other income (expense), net	$(5,258)		$13,950		$(17,732)		$15,066
Amortization of debt discount and issuance cost	1,132		1,169		2,240		2,000
(Gain) loss on debt extinguishment	—		(16,106)		1,766		(16,106)
Gain on warrants remeasurement	(2,781)		(1,293)		(2,531)		(1,293)
Sublease Income	(117)		(116)		(234)		(232)
Non-GAAP other (expense) income, net (as a percentage of revenue)	$(7,024)	(3.8%)	$(2,396)	(1.3%)	$(16,491)	(4.5)%	$(565)	(0.2)%

Net Income (Loss):
GAAP net loss	$(7,452)		$(11,639)		$(22,779)		$(37,682)
Amortization of acquired intangible assets	5,100		5,247		10,198		10,723
Stock-based compensation expense and related employer payroll taxes	15,427		24,813		35,102		53,052
Acquisition and integration costs	307		1,554		650		2,178
Legal and regulatory costs	3,879		(207)		5,347		(269)
Severance, transition and contract termination costs	1,634		2,656		2,888		5,269
Amortization of debt discount and issuance cost	1,132		1,169		2,240		2,000
(Gain) loss on debt extinguishment	—		(16,106)		1,766		(16,106)
Gain on warrants remeasurement	(2,781)		(1,293)		(2,531)		(1,293)
Sublease income	(117)		(116)		(234)		(232)
Non-GAAP net income (as a percentage of revenue)	$17,129	9.3%	$6,078	3.2%	$32,647	8.9%	$17,640	4.7%
Interest expense	8,929		4,883		17,899		5,508
Provision for income taxes	(389)		599		1,055		1,004
Depreciation	1,964		2,834		4,090		5,624
Amortization of capitalized internal-use software costs	4,779		5,529		10,061		11,494
Other expense (income), net	(1,905)		(2,487)		(1,408)		(4,943)
Adjusted EBITDA	$30,507	16.5%	$17,436	9.3%	$64,344	17.5%	$36,327	9.7%

Shares used in computing net loss per share amounts:
Basic	120,757		116,013		118,778		117,857
Diluted	122,624		116,186		120,599		118,936
GAAP net loss per share - Basic and Diluted	$(0.06)		$(0.10)		$(0.19)		$(0.32)
Non-GAAP net income per share - Basic	$0.14		$0.05		$0.27		$0.15
Non-GAAP net income per share - Diluted	$0.14		$0.05		$0.27		$0.15

8x8, INC.
SELECTED OPERATING METRICS
(Unaudited, in millions, except number of enterprise customers)

	Fiscal 2023				Fiscal 2024
	Q1	Q2	Q3	Q4	Q1	Q2
TOTAL ARR (1)	$688	$692	$698	$703	$703	$707
Growth % (YoY)	28%	25%	22%	2%	2%	2%

ARR BY CUSTOMER SIZE
ENTERPRISE (2)	$403	$401	$400	$405	$404	$407
% of Total ARR	59%	58%	57%	58%	58%	58%
Growth % (YoY)	54%	42%	30%	3%	—%	1%

MID-MARKET (3)	$125	$127	$130	$130	$132	$131
% of Total ARR	18%	18%	19%	19%	19%	19%
Growth % (YoY)	22%	23%	27%	2%	5%	3%

SMALL BUSINESS (4)	$159	$164	$168	$168	$167	$170
% of Total ARR	23%	24%	24%	24%	24%	24%
Growth % (YoY)	(7%)	(2%)	4%	1%	5%	4%
(1) Annualized Recurring Subscriptions and Usage (ARR) equals the sum of the most recent month of (i) recurring subscription amounts and (ii) platform usage charges for all CPaaS customers (subject to a minimum billings threshold for a period of at least six consecutive months), multiplied by 12.
(2) Enterprise ARR is defined as ARR from customers that generate >$100,000 ARR.
(3) Mid-market ARR is defined as ARR from customers that generate $25,000 to $100,000 ARR.
(4) Small business ARR is defined as ARR from customers that generate <$25,000 ARR.
Selected operating metrics presented in this table have not been derived from financial measures that have been prepared in accordance with U.S. Generally Accepted Accounting Principles. 8x8 provides these selected operating metrics to assist investors in evaluating the Company's operations and assessing its prospects. 8x8’s management periodically reviews the selected operating metrics to evaluate 8x8’s operations, allocate resources, and drive financial performance in the business. Management monitors these metrics together, and not individually, as it does not make business decisions based upon any single metric. 8x8 is not aware of any uniform standards for defining these selected operating metrics and caution that its presentation may not be consistent with that of other companies. Prior period metrics and customer classifications have not been adjusted for current period changes unless noted.